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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2003

USA INTERACTIVE
(Exact name of Registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 West 57th Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(212) 314-7300

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On March 19, 2003, USA Interactive ("USA") issued a joint press release with Expedia, Inc. ("Expedia") announcing that USA had entered into an Agreement and Plan of Merger, dated as of March 18, 2003, by and among USA, Equinox Merger Corp., a wholly owned subsidiary of USA, and Expedia. Attached hereto as exhibit 99.1 is Unaudited Pro Forma Combined Condensed Financial Information as of and for the nine months ended September 30, 2002 and the twelve months ended December 31, 2001 related to the transaction, which information is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (c)
  Exhibits.

99.1
Unaudited Pro Forma Combined Condensed Financial Information

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USA INTERACTIVE
By:	/s/ JULIUS GENACHOWSKI
Name: Julius Genachowski Title: Executive Vice President and General Counsel

Date: March 24, 2003

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SIGNATURES